1975 1980 1985 1990 1995 2000 2005 Active Ingredient Loading (g/L glyphosate) Roundup Original, RT, Ultra Roundup CT (AUS), UltraMAX (US) Roundup WeatherMAX Classic Standard for post emergent perennial weed control Improved environmental profile Rodeo Aquatic market Outstanding environmental profile (licensed to Dow) Accord Forestry Market Excellent environmental profile (licensed to Dow) D-Pak Super-high formulation for big volume users in southern U.S. Roundup DRYpak Solution to packaging issues First of high-load products Ultra Introduction of 'Transorb technology' Safe on Roundup Ready crops Ultra Max High load version of Ultra Excellent Roundup Ready crop safety Weather Max Transorb II technology 50% more concentrated Rainfast warranty Best Roundup Ready crop safety to date Monsanto continually innovates, creating breakthrough formulation technology Results: More than 300 worldwide patents, 50 in U.S. Faster launch of new formulations Roundup Brand Leadership Driven by Continuous Innovation

Transorb Technology Revolutionized Roundup In 1996, Transorb Technology delivery system introduced in RoundupUltra More than 4,300 formulation and delivery systems evaluated Performance on more than 109 weed species tested Results: Faster uptake Superior rainfastness Improved translocation providing more "power" to the root Consistent performance

Roundup
UltraMAX @ 1 hour
1000x magnification on velvetleaf


Epidermis
Mesophyll cells
Penetrated
Formulation

Glyphomax
Plus @ 1 hour
1000x magnification on velvetleaf

Grower Satisfaction With Roundup UltraMAX Raised Performance Bar for Imitators 97% overall satisfaction is unmatched in industry 99% crop safety satisfaction 82% of growers value more concentrated formulation 95%+ of growers liked ease of handling 81 57 27 85 77 17 40 55 14 20 0% 20% 40% 60% 80% 100% Ease of Handling Value of 20% More Concentrated Crop Safety (n=653) Percent of Growers Very Satisfied Somewhat Satisfied Overall Satisfaction Speed of Weed Kill Source: Marketing Horizons

Growers Identified Three Ways To Improve Roundup UltraMAX Flexibility to spray in ideal or tough conditions More consistent weed control More concentrated, easier handling

Roundup WeatherMAX with TRANSORB II Technology Fully loaded - no additional surfactant needed Highest glyphosate loading 4.5 pounds per gallon glyphosate Formulation technology patented Improved handling properties Low viscosity means, fast pumping even on cold spring mornings Low foaming in the spray tank

Roundup WeatherMAX with TRANSORB II Technology Great Roundup performance on tough weeds under challenging environmental conditions Industry leader for safety on Roundup Ready crops

Crop Safety Made in China imitator Made in China imitator Made in China imitator

The Next Generation!

Next Generation Roundup WeatherMAX Roundup UltraMAX Touchdown IQ